Exhibit 99.6

UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL INFORMATION OF ADAPTHEALTH CORP.

The following unaudited pro forma condensed combined financial information presents the unaudited pro forma condensed combined balance sheet as of September 30, 2020 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and 2019 and the year ended December 31, 2019 based upon the combined historical financial statements of AdaptHealth Corp. (“AdaptHealth”), the Patient Care Solutions business (“PCS”), Solara Medical Supplies, LLC (“Solara”) and AeroCare Holdings, Inc. and its subsidiaries (“AeroCare”), after giving effect to (1) AdaptHealth’s acquisition of PCS on January 2, 2020 (the “PCS Acquisition”), (2) AdaptHealth’s acquisition of Solara on July 1, 2020 (the “Solara Acquisition”), and (3) AdaptHealth’s recently announced proposed acquisition of AeroCare (the “AeroCare Acquisition”), which is expected to close in the first quarter of 2021, subject to certain customary closing conditions and regulatory approvals, including expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and related adjustments described in the accompanying notes.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and 2019 and for the year ended December 31, 2019 give pro forma effect to the PCS Acquisition, the Solara Acquisition, and the AeroCare Acquisition, as if they had occurred on January 1, 2019. The unaudited pro forma condensed combined balance sheet as of September 30, 2020 gives pro forma effect to the AeroCare Acquisition as if it was completed on September 30, 2020.

The unaudited pro forma condensed combined financial information should be read in conjunction with the following:

•	the audited historical financial statements of AdaptHealth and the notes thereto as included in the Form 10-K filed on March 6, 2020;

•	the unaudited historical financial statements of AdaptHealth and the notes thereto as included in the Form 10-Q filed on November 6, 2020;

•	the audited and unaudited historical financial statements of PCS and the notes thereto as included in the Form S-1/A filed on March 9, 2020;

•	the audited and unaudited historical financial statements of Solara and the notes thereto as included in the Form 8-K filed on June 18, 2020;

•	the unaudited historical financial statements of Solara and the notes thereto included elsewhere in this Form 8-K; and;

•	the audited and unaudited historical financial statements of AeroCare and the notes thereto included elsewere in this Form 8-K.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the PCS Acquisition, the Solara Acquisition and the AeroCare Acquisition had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company. The unaudited pro forma condensed combined financial information also does not give effect to the potential impact of any anticipated synergies, operating efficiencies or cost savings resulting from favorable vendor pricing had AdaptHealth owned PCS, Solara and AeroCare in the periods indicated above, or any integration costs and benefits from restructuring plans.

In May 2020, the SEC adopted Release No.33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” (the “Final Rule”). The Final Rule is effective on January 1, 2021, however, voluntary early adoption is permitted. AdaptHealth has elected to early adopt the provisions of the Final Rule, and the unaudited pro forma condensed combined financial information herein is presented in accordance therewith.

ADAPTHEALTH CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

September 30, 2020

	AdaptHealth	AeroCare	Pro Forma		AdaptHealth
(in thousands)	Historical	Reclassified (1)	Adjustments	Note 3	Pro-Forma
Assets
Current assets:
Cash and cash equivalents	$272,318	$32,217	$(45,750)	(a)	$258,785
Accounts receivable, net	147,335	69,365	-		216,700
Inventory	46,477	28,200	-		74,677
Prepaid and other current assets	18,255	6,638	-		24,893
Total current assets	484,385	136,420	(45,750)		575,055
Equipment and other fixed assets, net	101,656	148,578	-		250,234
Goodwill	810,480	208,182	1,832,959	(b)	2,851,621
Intangible asset, net	94,725	1,296	105,704	(c)	201,725
Other assets	6,466	2,461	-		8,927
Deferred tax asset	51,114	-	(46,423)	(d)	4,691
Total assets	$1,548,826	$496,937	$1,846,490		$3,892,253

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$192,337	$79,812	$-		$272,149
Current portion of capital lease obligations	19,699	-	-		19,699
Current portion of long-term debt	8,479	18,000	(12,000)	(e)	14,479
Contract Liabilities	13,231	26,026	-		39,257
Other liabilities	81,059	4,405	-		85,464
Total current liabilities	314,805	128,243	(12,000)		431,048
Long-term debt, less current portion	722,730	371,202	687,048	(f)	1,780,980
Other long-term liabilities	71,576	23,537	(20,743)	(d)	74,370
Total liabilities	$1,109,111	$522,982	$654,305		$2,286,398

Total stockholders' equity (deficit):
Total stockholders' equity (deficit) attributable to AdaptHealth Corp.	448,630	(26,045)	1,192,185	(g)	$1,614,770
Noncontrolling interest in subsidiaries	(8,915)	-	-		(8,915)
Total stockholders' equity (deficit)	439,715	(26,045)	1,192,185		1,605,855
Total Liabilities and Stockholders' Equity (Deficit)	$1,548,826	$496,937	$1,846,490		$3,892,253

(1)	Refer to Note 2 for reclassification of AeroCare historical information.

ADAPTHEALTH CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

	AdaptHealth	Solara	AeroCare	Pro Forma		AdaptHealth
(in thousands, except per share data)	Historical	Reclassified (1)	Reclassified (1)	Adjustments	Note 3	Pro-Forma
Net revenue	$707,960	$83,155	$497,664	$-		$1,288,779
Costs and expenses:
Cost of net revenue	604,777	70,834	413,294	-		1,088,905
General and administrative expenses	57,745	17,998	14,738	(15,129)	(h)	75,352
Depreciation and amortization, excluding patient equipment depreciation	6,398	3,587	6,055	8,662	(i)	24,702
Total costs and expenses	668,920	92,419	434,087	(6,467)		1,188,959
Operating income (loss)	39,040	(9,264)	63,577	6,467		99,820
Interest expense, net	27,826	7,367	11,463	30,398	(j)	77,054
Loss on extinguishment of debt, net	5,316	-	-	-		5,316
Income (loss) before income taxes	5,898	(16,631)	52,114	(23,931)		17,450
Income tax expense	2,290	-	8,179	(6,281)	(k)	4,188
Net income (loss)	3,608	(16,631)	43,935	(17,650)		13,262
Income attributable to noncontrolling interests	2,222	-	-	4,114	(l)	6,336
Net income (loss) attributable to AdaptHealth Corp.	$1,386	$(16,631)	$43,935	$(21,764)		$6,926
Net income (loss) per common share:
Basic	$0.03					$0.08
Diluted	$0.02					$0.07
Weighted average shares outstanding for net income (loss) attributable to AdaptHealth Corp.:
Basic	47,986			42,816	(m)	90,802
Diluted	50,848			42,816	(m)	93,664

(1)	Refer to Note 2 for reclassification of Solara and AeroCare historical information.

ADAPTHEALTH CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

	AdaptHealth	PCS	Solara	AeroCare	Pro Forma		AdaptHealth
(in thousands, except per share data)	Historical	Reclassified (1)	Reclassified (1)	Reclassified (1)	Adjustments	Note 3	Pro-Forma
Net revenue	$529,644	$132,885	$179,572	$533,649	$-		$1,375,750
Costs and expenses:
Cost of net revenue	440,386	163,772	142,627	460,376	-		1,207,161
General and administrative expenses	56,493	5,563	4,043	16,127	-		82,226
Depreciation and amortization, excluding patient equipment depreciation	3,068	235	7,110	6,868	12,149	(n)	29,430
Total costs and expenses	499,947	169,570	153,780	483,371	12,149		1,318,817
Operating income (loss)	29,697	(36,685)	25,792	50,278	(12,149)		56,933
Interest expense, net	39,305	(90)	13,261	14,346	39,954	(o)	106,776
Loss on extinguishment of debt, net	2,121	-	-	1,509	(1,509)	(p)	2,121
Income (loss) before income taxes	(11,729)	(36,595)	12,531	34,423	(50,594)		(51,964)
Income tax expense	1,156	-	294	4,001	(329)	(k)	5,122
Net income (loss)	(12,885)	(36,595)	12,237	30,422	(50,265)		(57,086)
Income attributable to noncontrolling interests	2,111	-	-	-	(1,974)	(l)	137
Net income (loss) attributable to AdaptHealth Corp.	$(14,996)	$(36,595)	$12,237	$30,422	$(48,291)		$(57,223)
Net income (loss) per common share:
Basic and diluted	$(0.66)						$(0.80)
Weighted average shares outstanding for net income (loss) attributable to AdaptHealth Corp.:
Basic and diluted	22,557				48,724	(m)	71,281

(1)	Refer to Note 2 for reclassification of PCS, Solara and AeroCare historical information.

ADAPTHEALTH CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019

	AdaptHealth	PCS	Solara	AeroCare	Pro Forma		AdaptHealth
(in thousands, except per share data)	Historical	Reclassified (1)	Reclassified (1)	Reclassified (1)	Adjustments	Note 3	Pro-Forma
Net revenue	$380,103	$99,217	$126,537	$379,245	$-		$985,102
Costs and expenses:
Cost of net revenue	317,174	122,843	100,542	327,426	-		867,985
General and administrative expenses	31,508	4,165	3,625	10,993	-		50,291
Depreciation and amortization, excluding patient equipment depreciation	2,439	727	5,331	4,846	9,180	(q)	22,523
Total costs and expenses	351,121	127,735	109,498	343,265	9,180		940,799
Operating income (loss)	28,982	(28,518)	17,039	35,980	(9,180)		44,303
Interest expense, net	31,651	(73)	9,207	9,746	31,607	(r)	82,138
Loss on extinguishment of debt, net	2,121	-	-	1,509	(1,509)	(p)	2,121
Income (loss) before income taxes	(4,790)	(28,445)	7,832	24,725	(39,278)		(39,956)
Income tax expense	5,444	-	-	2,694	(4,200)	(k)	3,938
Net income (loss)	(10,234)	(28,445)	7,832	22,031	(35,078)		(43,894)
Income attributable to noncontrolling interests	1,336	-	-	-	-		1,336
Net income (loss) attributable to AdaptHealth Corp.	$(11,570)	$(28,445)	$7,832	$22,031	$(35,078)		$(45,230)
Net income (loss) per common share:
Basic and diluted	$(0.60)						$(0.67)
Weighted average shares outstanding for net income (loss) attributable to AdaptHealth Corp.:
Basic and diluted	19,130				48,724	(m)	67,854

(1)	Refer to Note 2 for reclassification of PCS, Solara and AeroCare historical information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1—General Information

Basis of presentation

The historical financial information has been adjusted in the unaudited pro forma condensed combined financial information to give effect to events that reflect the GAAP accounting for the PCS Acquisition, the Solara Acquisition, and the AeroCare Acquisition (collectively, the “Acquisitions”), and are prepared to illustrate the estimated effects of the Acquisitions to the Company’s audited and unaudited historical consolidated financial statements.

AdaptHealth’s historical results reflect AdaptHealth’s unaudited consolidated balance sheet as of September 30, 2020, unaudited consolidated statement of operations for the nine months ended September 30, 2020 and 2019, and audited consolidated statement of operations for the year ended December 31, 2019. PCS’s historical results reflect PCS’s unaudited consolidated statement of operations for the twelve-month period ended December 31, 2019 and unaudited consolidated statement of operations for the nine month period ended September 30, 2019. Solara’s historical results reflect Solara’s unaudited consolidated statement of operations for the six months ended June 30, 2020, audited consolidated statement of operations for year ended December 31, 2019, and unaudited consolidated statement of operations for the nine months ended September 30, 2019. AeroCare’s historical results reflect AeroCare’s unaudited consolidated balance sheet as of September 30, 2020, unaudited consolidated statements of income for the nine months ended September 30, 2020 and 2019, and audited consolidated statement of income for the year ended December 31, 2019.

Description of the PCS Acquisition

On January 2, 2020, AdaptHealth purchased 100% of the equity interests of PCS, a subsidiary of McKesson Corporation (“McKesson”). PCS currently provides wound care supplies, ostomy supplies, urological supplies, incontinence supplies, diabetic care supplies, and breast pumps directly to patients across the United States. PCS maintains extensive national relationships with physicians, medical facilities and customers, and currently serves all 50 states. AdaptHealth allocated the consideration paid to the estimated fair values of the net assets acquired on a provisional basis, including $17.4 million to accounts receivable, $0.5 million to equipment and other fixed assets, $0.1 million to goodwill, and $4.0 million of net liabilities to other working capital accounts. Management of AdaptHealth will finalize the measurement of the separately identifiable assets acquired and the liabilities assumed at the acquisition date in accordance with the requirements of FASB ASC Topic 805, Business Combinations, as soon as practicable but no later than one year from the acquisition date. In addition, AdaptHealth may be required to make an additional payment of $1.5 million to McKesson after the closing of the PCS Acquisition pursuant to the terms and conditions of a Transition Services Agreement executed in connection with the PCS Acquisition.

Description of the Solara Acquisition

On July 1, 2020, AdaptHealth acquired 100% of the equity interests of Solara. AdaptHealth believes Solara is an independent distributor of continuous glucose monitors (“CGM”) in the United States and offers a comprehensive suite of direct-to-patient diabetes management supplies to patients throughout the country, including CGMs, insulin pumps and other diabetic supplies. Solara maintains extensive relationships with leading national manufacturers, managed healthcare plans and is a registered pharmacy in all 50 states. AdaptHealth allocated the consideration paid to the estimated fair values of the net assets acquired on a provisional basis, including $12.1 million to cash and cash equivalents, $15.1 million to accounts receivable, $15.0 million to inventory, $4.4 million to equipment and other fixed assets, $85.7 million to indentifiable intangible assets, $347.1 million to goodwill, $22.4 million to accounts payable and accrued expenses, and $3.0 million of net liabilities to other working capital accounts. Management of AdaptHealth will finalize the measurement of the separately identifiable assets acquired and the liabilities assumed at the acquisition date in accordance with the requirements of FASB ASC Topic 805, Business Combinations, as soon as practicable but no later than one year from the acquisition date.

Description of the AeroCare Acquisition

On December 1, 2020, AdaptHealth entered into a definitive merger agreement (the “Merger Agreement”) pursuant to which AdaptHealth agreed to acquire AeroCare, on the terms and subject to the conditions as further described in the Merger Agreement. The AeroCare Acquisition is expected to close in the first quarter of 2021, subject to the satisfaction or waiver of the closing conditions as described in the Merger Agreement. AeroCare is a leading national technology-enabled respiratory and home medical equipment distribution platform in the United States and offers a comprehensive suite of direct-to-patient equipment and services including CPAP and bi-PAP machines, oxygen concentrators, home ventilators, and other durable medical equipment products. AeroCare maintains extensive relationships with leading national manufacturers and managed healthcare plans, and services patients in over 300 locations across 30 states.

The purchase consideration for the AeroCare Acquisition is expected to consist of $1.1 billion in cash plus shares of AdaptHealth Corp. Class A Common Stock and shares of AdaptHealth Corp. Series C Preferred Stock, representing, in the aggregate, on an as-converted basis, the economic equivalent of 31 million shares of AdaptHealth Corp. Class A Common Stock. The cash portion of the purchase price is subject to customary adjustments for cash, indebtedness, transaction expenses and net working capital (as compared to an agreed target net working capital amount) and certain other adjustments and subject to escrows to fund certain potential indemnification matters and potential amounts owed by AeroCare equityholders with respect to post-closing purchase price adjustments, if any. AdaptHealth intends to fund the cash portion of the purchase consideration for the AeroCare Acquisition and associated costs through cash on hand and incremental debt.

As described above, the purchase consideration for the AeroCare Acquisition is expected to include such number of shares of AdaptHealth Corp. Class A Common Stock and AdaptHealth Corp. Series C Preferred Stock representing the economic equivalent of 31 million shares of AdaptHealth Corp. Class A Common Stock, which was used to estimate the fair value of the purchase consideration for purposes of the unaudited pro forma condensed combined financial information. A preliminary estimate of the purchase consideration, assuming the transaction closed on December 10, 2020, is as follows (in thousands, except stock price):

Cash consideration	$1,100,000
Number of economic equivalent shares of Class A Common Stock	31,000
AdaptHealth Corp. common stock price	$37.94
Equity consideration	$1,176,140
Total estimated purchase consideration	$2,276,140

For pro forma purposes, the fair value of the AdaptHealth Corp. Class A Common Stock used in determining the estimated purchase consideration was $37.94 per share based on the closing price of AdaptHealth Corp. Class A Common Stock on December 10, 2020. The final purchase consideration could significantly differ from the amounts presented in the unaudited pro forma condensed combined financial information due to changes in AdaptHealth Corp.’s Class A Common Stock price as of the closing date of the AeroCare Acquisition. A sensitivity analysis related to the fluctuation in the AdaptHealth Corp. common stock price was performed to assess the impact a hypothetical change of 20% on the closing price of AdaptHealth Corp.Class A Common Stock on December 10, 2020 would have on the estimated purchase consideration and goodwill as of the closing date.

The following table shows the change in stock price and the impact on the equity consideration included in the total estimated purchase consideration (dollars in thousands, except stock price):

		Equity
Change in Stock Price	Stock Price	Consideration
Increase 20%	$45.53	$1,411,430
Decrease 20%	$30.35	$940,850

Other than as described above relating to the equity consideration, the unaudited pro forma condensed combined balance sheet as of September 30, 2020 gives pro forma effect to the AeroCare Acquisition as if it was completed on September 30, 2020, and includes an allocation of the estimated purchase consideration to the estimated fair value of AeroCare’s net assets at such date, including $32.2 million to cash and cash equivalents, $69.3 million to accounts receivable, $28.2 million to inventory, $148.6 million to equipment and other fixed assets, $107.0 million to estimated identifiable intangible assets, $2,041.1 million to goodwill, $79.8 million to accounts payable and accrued expenses, $12.3 million to contract liabilities, $46.4 million to deferred tax liabilities, and $11.8 million of other net liabilities.

Basis of the Pro Forma Presentation

Upon consummation of the AeroCare Acquisition, AeroCare will adopt AdaptHealth’s accounting policies. AdaptHealth may identify differences between the accounting policies among the companies, that when conformed, could have a material impact on the consolidated financial statements of the combined entity.

Note 2—Reclassifications to Historical Financial Information of PCS, Solara and AeroCare

Certain balances and transactions presented in the historical financial statements of PCS, Solara and AeroCare included within the unaudited pro forma condensed combined financial information have been reclassified to conform to the presentation of the financial statements of AdaptHealth as indicated in the tables below.

AeroCare Balance Sheet Reclassifications at September 30, 2020

	As per		As
(in thousands)	Financial Statements	Reclassifications	Reclassified
Assets:
Other receivables	$1,277	$(1,277)	$-
Prepaid and other current assets	$5,361	$1,277	$6,638

Liabilities:
Accounts payable and accrued expenses	$-	$79,812	$79,812
Accounts payable	$51,646	$(51,646)	$-
Accrued expenses and other current liabilties	$28,166	$(28,166)	$-
Due to sellers	$4,405	$(4,405)	$-
Other liabilities	$-	$4,405	$4,405
Interest rate swap	$2,794	$(2,794)	$-
Deferred tax liability	$20,743	$(20,743)	$-
Other long-term liabilities	$-	$23,537	$23,537

Redeemable convertible preferred stock:
Total redeemable convertible preferred stock	$103,092	$(103,092)	$-

Total stockholders' equity (deficit):
Total stockholders' equity (deficit) attributable to AdaptHealth Corp.	$-	$(26,045)	$(26,045)
Total stockholders' deficit	$(129,137)	$129,137	$-

AeroCare Statement of Operations Reclassifications for the Nine Months Ended September 30, 2020

	As per		As
(in thousands)	Financial Statements	Reclassifications	Reclassified
Costs and expenses:
Cost of Sales	$201,907	$211,387	$413,294
General and administrative expenses	$-	$14,738	$14,738
Selling, general and administrative expenses	$228,807	$(228,807)	$-
Interest expense (income)	$11,486	$(23)	$11,463
Other income	$(2,705)	$2,705	$-

AeroCare Statement of Operations Reclassifications for the Twelve Months Ended December 31, 2019

	As per		As
(in thousands)	Financial Statements	Reclassifications	Reclassified
Costs and expenses:
Cost of net revenue	$218,369	$242,007	$460,376
General and administrative expenses	$-	$16,127	$16,127
Selling, general, and administrative expenses	$261,213	$(261,213)	$-
Interest expense (income)	$14,370	$(24)	$14,346
Other income	$(3,103)	$3,103	$-

AeroCare Statement of Operations Reclassifications for the Nine Months Ended September 30, 2019

	As per		As
(in thousands)	Financial Statements	Reclassifications	Reclassified
Costs and expenses:
Cost of Sales	$152,675	$174,751	$327,426
General and administrative expenses	$-	$10,993	$10,993
Selling, general and administrative expenses	$187,932	$(187,932)	$-
Interest expense (income)	$9,766	$(20)	$9,746
$Other income	$(2,208)	$2,208	$-

Solara Statement of Operations Reclassifications for the Six Months Ended June 30, 2020

	As per		As
(in thousands)	Financial Statements	Reclassifications	Reclassified
Net revenue	$84,878	$(1,723)	$83,155
Costs and expenses:
Cost of Sales	$53,013	$17,821	$70,834
General and administrative expenses	$-	$17,998	$17,998
Depreciation and amortization, excluding patient equipment depreciation	$-	$3,587	$3,587
Selling, general and administrative expenses	$41,190	$(41,190)	$-
Interest expense (income)	$7,369	$(2)	$7,367
Other income	$(63)	$63	$-

Solara Statement of Operations Reclassifications for the Twelve Months Ended December 31, 2019

	As per		As
(in thousands)	Financial Statements	Reclassifications	Reclassified
Net revenue	$183,352	$(3,780)	$179,572
Costs and expenses:
Cost of Sales	$113,335	$29,292	$142,627
General and administrative expenses	$-	$4,043	$4,043
Depreciation and amortization, excluding patient equipment depreciation	$-	$7,110	$7,110
Selling, general and administrative expenses	$44,360	$(44,360)	$-
Other income	$(135)	$135	$-

Solara Statement of Operations Reclassifications for the Nine Months Ended September 30, 2019

(in thousands)	As per Internal Financial Statements	Reclassifications	As Reclassified
Net revenue	$129,236	$(2,699)	$126,537
Costs and expenses:
Cost of Sales	$79,643	$20,899	$100,542
General and administrative expenses	$-	$3,625	$3,625
Depreciation and amortization, excluding patient equipment depreciation	$-	$5,331	$5,331
Selling, general and administrative expenses	$32,651	$(32,651)	$-
Other income	$(97)	$97	$-

PCS Statement of Operations Reclassifications for the Twelve Months Ended December 31, 2019

(in thousands)	As per Internal Financial Statements	Reclassifications	As Reclassified
Costs and expenses:
Cost of Sales	$82,263	$81,509	$163,772
General and administrative expenses	$-	$5,563	$5,563
Depreciation and amortization, excluding patient equipment depreciation	$-	$235	$235
Selling, distribution, and administrative expenses	$82,483	$(82,483)	$-
Restructuring Charges	$4,838	$(4,838)	$-
Interest expense (income)	$-	$(90)	$(90)
Other expense, net	$(104)	$104	$-

PCS Statement of Operations Reclassifications for the Nine Months Ended September 30, 2019

(in thousands)	As per Internal Financial Statements	Reclassifications	As Reclassified
Costs and expenses:
Cost of Sales	$60,310	$62,533	$122,843
General and administrative expenses	$-	$4,165	$4,165
Depreciation and amortization, excluding patient equipment depreciation	$-	$727	$727
Selling, distribution, and administrative expenses	$63,346	$(63,346)	$-
Restructuring Charges	$4,090	$(4,090)	$-
Interest expense (income)	$-	$(73)	$(73)
Other expense, net	$(84)	$84	$-

Note 3—Pro Forma Adjustments

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2020 are as follows:

(a)	Represents the following adjustments:

(1)	increase of $500.0 million to reflect the estimated gross proceeds from the issuance of unsecured senior notes to partially fund the cash portion of the purchase price in connection with the AeroCare Acquisition ;
(2)	increase of $600.0 million to reflect the estimated gross proceeds from senior secured borrowings to partially fund the cash portion of the purchase price in connection with the AeroCare Acquisition;
(3)	reduction of $1,100.0 million to reflect the estimated cash portion of the purchase price in connection with the AeroCare Acquisition; and
(4)	reduction of $45.8 million to reflect the payment of transaction fees and expenses in connection with the unsecured senior notes, the senior secured borrowings and other fees and expenses associated with the AeroCare Acquisition.

(b)	Represents the following adjustments: (1) reduction of $208.2 million representing goodwill included in the historical September 30, 2020 balance sheet of AeroCare, and (2) increase of $2,041.1 million to reflect estimated goodwill in connection with AdaptHealth’s acquisition accounting for the AeroCare Acquisition.

(c)	Represents the following adjustments: (1) reduction of $1.3 million representing identifiable intangible assets included in the historical September 30, 2020 balance sheet of AeroCare and (2) increase of $107.0 million to reflect estimated identifiable intangible assets in connection with AdaptHealth’s acquisition accounting for the AeroCare Acquisition.

(d)	Represents the following adjustments: (1) decrease of $25.7 million to net deferred tax assets to reflect estimated deferred tax liabilities in connection with AdaptHealth’s acquisition accounting for the AeroCare Acquisition, and (2) decrease to other long-term liabilities and corresponding decrease to net deferred tax assets of $20.7 million representing deferred tax liabilities included in the historical September 30, 2020 balance sheet of AeroCare.

(e)	Represents the following adjustments: (1) reduction of $18.0 million representing the current portion of long-term debt balance included in the historical September 30, 2020 balance sheet of AeroCare that will be repaid with a portion of the cash consideration on the closing of the AeroCare Acquisition, and (2) increase of $6.0 million to reflect the current portion of long-term debt that is expected to be incurred to partially fund the AeroCare Acquisition.

(f)	Represents the following adjustments: (1) reduction of $371.2 million representing the long-term debt balance included in the historical September 30, 2020 balance sheet of AeroCare that is not expected to be assumed by AdaptHealth in connection with the AeroCare Acquisition, and (2) increase of $1,058.2 million to reflect the net long-term debt, less current portion, that is expected to be incurred to partially fund the AeroCare Acquisition.

(g)	Represents the following adjustments: (1) increase of $26.1 million representing the elimination of the aggregate total redeemable convertible preferred stock and stockholders’ deficit balances included in the historical September 30, 2020 balance sheet of AeroCare, (2) increase of $1,176.1 million to reflect the issuance of AdaptHealth Corp. Class A Common Stock to the sellers in connection with the AeroCare Acquisition, and (3) reduction of $10.0 million to reflect the estimated transaction costs associated with the AeroCare Acquisition.

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the nine-month periods ended September 30, 2020 and 2019 and for the year ended December 31, 2019 are as follows:

(h)	Represents the elimination of Solara’s historical transaction costs relating to the Solara Acquisition.

(i)	Represents the following adjustments: (1) elimination of Solara’s historical intangible amortization expense of $3.3 million; (2) elimination of AeroCare’s historical intangible amortization expense of $0.3 million; (3) increase of $4.3 million to reflect estimated amortization expense associated with the estimated identifiable intangible assets related to AdaptHealth’s acquisition accounting for the Solara Acquisition, and (4) increase of $8.0 million to reflect estimated amortization expense associated with the estimated identifiable intangible assets related to AdaptHealth’s acquisition accounting for the AeroCare Acquisition.

(j)	Represents the following adjustments: (1) elimination of Solara’s historical interest expense of $7.4 million, (2) elimination of AeroCare’s historical interest expense of $11.5 million, and (3) increase of $49.3 million to reflect estimated incremental interest expense associated with AdaptHealth’s debt structure as of September 30, 2020, and the expected issuance of the unsecured senior notes and senior secured borrowings in order to fund the cash portion of the purchase consideration in connection with the AeroCare Acquisition.

(k)	Adjustment to eliminate the historical tax expense of AdaptHealth, Solara and AeroCare and to record the estimated tax provisions of the combined entities on a pro forma basis using a pro forma effective tax rate for the respective period. However, the effective tax rate of the combined company could be different depending on post-acquisition activities.

(l)	Represents the pro forma adjustment to the noncontrolling interest resulting from the PCS Acquisition, the Solara Acquisition and the AeroCare Acquisition.

(m)	Represents adjustment to the AdaptHealth historical weighted average basic and diluted common shares outstanding to include incremental shares expected to be issued in connection with the AeroCare Acquisition, and the shares issued in connection with the Solara Acquisition and related equity financing.

(n)	Represents the following adjustments: (1) elimination of Solara’s historical intangible amortization expense of $6.5 million; (2) elimination of AeroCare’s historical intangible amortization expense of $0.6 million; (3) increase of $8.5 million to reflect estimated amortization expense associated with the estimated identifiable intangible assets related to AdaptHealth’s acquisition accounting for the Solara Acquisition, and (4) increase of $10.7 million to reflect estimated amortization expense associated with the estimated identifiable intangible assets related to AdaptHealth’s acquisition accounting for the AeroCare Acquisition.

(o)	Represents the following adjustments: (1) elimination of Solara’s historical interest expense of $13.3 million, (2) elimination of AeroCare’s historical interest expense of $14.3 million, and (3) increase of $67.6 million to reflect estimated incremental interest expense associated with AdaptHealth’s debt structure as of September 30, 2020, and the expected issuance of the unsecured senior notes and senior secured borrowings in order to fund the cash portion of the purchase consideration in connection with the AeroCare Acquisition.

(p)	Represents adjustment to eliminate AeroCare’s historical loss on extinguishment of debt.

(q)	Represents the following adjustments: (1) elimination of Solara’s historical intangible amortization expense of $4.9 million; (2) elimination of AeroCare’s historical intangible amortization expense of $0.3 million; (3) increase of $6.4 million to reflect estimated amortization expense associated with the estimated identifiable intangible assets related to AdaptHealth’s acquisition accounting for the Solara Acquisition, and (4) increase of $8.0 million to reflect estimated amortization expense associated with the estimated identifiable intangible assets related to AdaptHealth’s acquisition accounting for the AeroCare Acquisition.

(r)	Represents the following adjustments: (1) elimination of Solara’s historical interest expense of $9.2 million, (2) elimination of AeroCare’s historical interest expense of $9.7 million, and (3) increase of $50.5 million to reflect estimated incremental interest expense associated with AdaptHealth’s debt structure as of September 30, 2020, and the expected issuance of the unsecured senior notes and senior secured borrowings in order to fund the cash portion of the purchase consideration in connection with the AeroCare Acquisition.